The Alkaline Water Company Inc. Announces Listing on the Canadian Securities Exchange

SCOTTSDALE, Ariz. -May 14, 2020 - The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) (the "Company"), a producer of bottled alkaline water, flavored-infused waters, and CBD-infused products sold under the brand names Alkaline88®, A88™, and A88CBD™, respectively, announces that the Canadian Securities Exchange (the "CSE") has approved the listing of the Company's shares of common stock (the "Shares") on the CSE (the "CSE Listing") and expects that its Shares will commence trading on the CSE at market open on May 19, 2020 under the symbol "WTER" and will continue to trade in Canadian dollars. In connection with the CSE Listing, the Company expects to delist its Shares from the TSX Venture Exchange (the "TSXV") at the close of the market on May 15, 2020.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO
800-923-1910
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461-2233
jessica@elev8newmedia.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.